SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                              ADZONE RESEARCH, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

                              INFORMATION STATEMENT
                               DATED: May 11, 2004

                              ADZONE RESEARCH, INC.
                              4062-80 Grumman Blvd.
                               Calverton, NY 11933
                                 (631) 369-1100

                              INFORMATION STATEMENT

     This information statement (the "Information Statement") is furnished to the shareholders of AdZone Research, Inc., a Delaware corporation (the "Company"), with respect to certain corporate actions of the Company. This information is first being provided to shareholders on or about May 22, 2004.

     The corporate action involves one Proposal (the "Proposal"):

1. To approve an amendment to the Company's Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 100,000,000 shares to 200,000,000 shares.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS MAY 1, 2004 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSAL. THE TOTAL VOTING SHARES ARE AS FOLLOWS:

Common Stock -             70,772,255               : One vote per share

Class A Preferred Stock -       34.85               : 100,000 votes per share

Class B Preferred Stock -        31.0               : 100,000 votes per share

Total votes -              77,357,255

SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE VOTES, OR

Common Stock -             36,717,962               : One vote per share

Class A Preferred Stock -        14.0               : 100,000 votes per share

Class B Preferred Stock -        30.0               : 100,000 votes per share

Total indicated votes of Shareholders - 41,117,962

50% of total votes of all shareholder votes - 38,678,627

HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ CHARLES CARDONA
------------------------------------
DIRECTOR AND CHIEF EXECUTIVE OFFICER

Calverton NY
May 11, 2004

                                TABLE OF CONTENTS

ABOUT THE INFORMATION STATEMENT                                                5

     WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?                         5

     WHO IS ENTITLED TO NOTICE?                                                6

     WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR
     AND HOW WILL THEY VOTE?                                                   6

     WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?                            6

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS                  7

PROPOSAL 1 AMENDMENT TO THE ARTICLES OF INCORPORATION                          8

     PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK         8

DESCRIPTION OF SECURITIES                                                     10

     COMMON STOCK                                                             10

     PREFERRED STOCK AND WARRANTS                                             10

ANTITAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION           13

ADDITIONAL INFORMATION                                                        13

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON      13

PROPOSAL BY SECURITY HOLDERS                                                  13

EXPENSE OF INFORMATION STATEMENT                                              14

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS                  14

COMPANY CONTACT INFORMATION                                                   14

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
                              ADZONE RESEARCH, INC.
                              4062-80 Grumman Blvd.
                               Calverton, NY 11933
                                 (631) 369-1100

                              INFORMATION STATEMENT
                                  MAY 11, 2004

     This information statement contains information related to a corporate action of AdZone Research, Inc., a Delaware corporation (the "Company"), and is expected to be mailed to shareholders on or about May 22, 2004.

                         ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principal shareholders.

The corporate action involves one Proposal (the "Proposal"):

1. To approve an amendment to the Company's Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 100,000,000 shares to 200,000,000 shares.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MAY 1, 2004 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSAL. THE TOTAL VOTING SHARES ARE AS FOLLOWS:

Common Stock -             70,772,255               : One vote per share

Class A Preferred Stock -       34.85               : 100,000 votes per share

Class B Preferred Stock -        31.0               : 100,000 votes per share

Total votes -              77,357,255

SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE VOTES, OR

Common Stock -             36,717,962               : One vote per share

Class A Preferred Stock -        14.0               : 100,000 votes per share

Class B Preferred Stock -        30.0               : 100,000 votes per share

Total indicated votes of Shareholders - 41,117,962

50% of total votes of all shareholder votes - 38,678,627

HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of common stock and preferred stock as of record on the close of business on the Record Date, May 1, 2004, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposal is required.

WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?

Shareholders holding a majority of the outstanding voting stock have indicated that they will vote for the following matter:

     * FOR the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock from 100,000,000 to 200,000,000 shares.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK. For the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock from 100,000,000 to 200,000,000, the affirmative vote of a majority of the shares of common stock and preferred stock, on a combined basis, outstanding on the record date, or 38,678,627 votes , will be required for approval. Shareholders holding shares with votes in excess of 41,117,902 shares have indicated that they will vote for the Proposal.

          SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following tables set forth the ownership, as of the date of this Information Statement, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of all persons listed below is 4062-80 Grumman Boulevard, Calverton, New York 11933.

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

  Shareholder                Position with Company              # of Shares      Percentage
  -----------                ---------------------              -----------      ----------
Charles Cardona [1]      Chairman, Director, President, and
                         Chief Executive Officer, Director       22,702,422         26.80
John Cardona [2]         COO, Director                           19,681,849         23.25
Warren E. Hamburger      Director                                 1,273,849           1.8
Russell Ivy              Director                                    75,000           *
Daniel Wasserman [3]     Executive Vice President                 3,051,000          4.22
All directors and named executive
 officers as a group (5 persons)                                 46,784,120         50.03

----------
* Less than 1%

Includes the following options exercisable within sixty days:

Note        Name                        Number of options
----        ----                        -----------------
(1)       Charles A. Cardona                7,350,000
(2)       John Cardona                      7,300,000
(3)       Daniel Wasserman                  1,500,000

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 70,772,255 shares of common stock outstanding as of May 1, 2004.

         PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company's Board of Directors proposes an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 200,000,000 shares.

PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company is contractually obligated to issue shares of common stock upon the conversion of the Class A and Class B Preferred Stock. The number of issued and outstanding shares that must be issued upon Conversion of the Class A and Class B Preferred Stock exceeds the currently authorized and unissued shares of common stock of the Company. In addition to the reasons set forth above, the Company's Board of Directors believes that it is desirable to have additional authorized

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
shares of common stock available for other possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's Board of Directors believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

The amendment to the Company's Articles of Incorporation provides for the authorization of 100,000,000 additional shares of the Company's common stock. As of May 1, 2004, 70,772,255 shares of the Company's common stock were outstanding.

The amendment to the Company's Articles of Incorporation shall be filed with the Delaware Secretary of State so that the Article IV of the Articles of Incorporation shall be as follows:

     The aggregate number of shares which the corporation shall have authority to issue shall consist of 200,000,000 shares of Common Stock having a $.001 par value, and 50 shares of Preferred Stock Series A, having a $.001 par value and 100 shares of preferred Stock Series B, having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock. The advantages include:

     * The ability to raise capital by issuing capital stock under the transaction described above, or other financing transactions.

     * The ability to fulfill our Company's obligations by having capital stock available upon the exercise or conversion of outstanding convertible debentures.

     * To have shares of common stock available to pursue business expansion opportunities, if any.

     The disadvantages include:

     * Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or Proposal to adopt provisions or enter into agreements that may have material anti-takeover consequences.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The current authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.001 per share. As of May 1, 2004, the Company had 70,772,255 shares of common stock outstanding. Each share of the Company's common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of the Company's common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Holders of the Company's common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company's common stock. In the event of liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Additional information can be found in our Articles of Incorporation and our Bylaws, which are filed with the Securities and Exchange Commission.

PREFERRED STOCK AND WARRANTS

Securities Outstanding ..............  34.85 Units, with each Unit consisting of one (1) share of the Company's 9% Series
                                       A Cumulative Convertible Preferred Stock
                                       ("Series A Preferred Stock") and Warrants
                                       (the "Warrants") to purchase shares of
                                       the Company's Common Stock.

                                       31.0 Units, with each Unit consisting of one (1) share of the Company's 9% Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock") and Warrants (the "Warrants") to purchase shares of the Company's Common Stock.

Price per Unit ......................  $10,000.

Conversion Rights Attributable
to Series A and B Preferred Stock ...  Each share of Series A and B Preferred
                                       Stock will be convertible, at the option of the holder, into shares of the Company's Common Stock commencing on the earlier of (1) 180 days after the date any share of Series A and B Preferred Stock is first issued (the "Issue Date"); or (2) the effective date of a registration statement registering shares of the Company's Common Stock issuable upon conversion of the Series A and B Preferred Stock. The number of shares of the Company's Common Stock that may be acquired upon conversion shall be determined by dividing 110% of the price of a Unit (i.e., $11,000) by the average closing bid price of the Company's Common Stock during the 2 trading days immediately prior to receipt by the Company of the Preferred Shareholder's notice of intent to convert his/her Series A and B Preferred Stock (the "Conversion Notice"). In no case, however, will any share of the Series A and B Preferred Stock be convertible into more than 100,000 shares of the Company's Common Stock.

                                       Additionally, within 3 business days
                                       after receipt of a notice from a
                                       Preferred Shareholder of his/her intent
                                       to convert such shareholder's Series A
                                       and B Preferred Stock, the Company will
                                       have the right to elect to pay such
                                       shareholder an amount in cash equal to
                                       110% of the price of the Unit (i.e.,
                                       $11,000) plus all dividends accrued to
                                       the date of redemption in lieu of issuing
                                       Common Stock upon such conversion.

Optional Redemption of Series A
and B Preferred Stock ...............  The Company will have the right to elect to redeem all of the outstanding shares
                                       of Series A and B Preferred Stock at any time at a price equal to $11,000 for each share so redeemed plus all dividends accrued to the date of redemption. Within 3 business days after receipt of a notice from a Preferred Shareholder of his or her intent to convert such shareholder's Series A and B Preferred Stock, the Company will have the right to elect to pay such shareholder an amount in cash equal to 110% of the price of the Unit (i.e., $11,000) plus all dividends accrued to the date of redemption in lieu of issuing Common Stock upon such conversion.

Dividends ...........................  Holders of the Series A and B Preferred
                                       Stock shall be entitled to receive
                                       dividends at the annual rate of $900 per share, payable in 12 monthly payments of $75 each on the last business day of each month.

Liquidation or Sale of the Company...  Subject to the prior rights of the
                                       Company's creditors, the holders of the
                                       Series A and B Preferred Stock are
                                       entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, $11,000 per share, plus all accrued but unpaid dividends, if any. If the assets of the Company are insufficient to make such payment in full, then the available assets will be distributed among the holders of the Series A and B Preferred Stock, the Company's outstanding Series A Preferred Stock, and any other series of preferred stock that is in parity with the Series A and the Series A and B Preferred Stock, ratably in proportion to the full amount to which each holder would be entitled.

Voting ..............................  Holders of the Series A and B Preferred
                                       Stock will vote together with the holders of the Company's Common Stock on all matters submitted to a vote of stockholders. Such holders will have a right to cast 100,000 votes for each share of Series A and B Preferred Stock held by him or her. Additionally, holders of the Series A and B Preferred Stock will be entitled to vote separately as a class on certain matters that may adversely affect them

                                       Whenever dividends payable on the Series
                                       A and B Preferred Stock are unpaid for 12 consecutive months, then the number of directors of the Company shall increase by one, and the holders of the Series A and B Preferred Stock, voting as a class, shall have the right to elect one director to fill such newly-created directorship.

Warrants ............................  The purchaser of each Unit shall receive warrants to purchase shares of the
                                       Company's Common Stock. The number of
                                       warrants to be received by the purchaser shall be determined by dividing the purchase price of the Units ($10,000) by the "Strike Price" (as such term is defined in the following sentence). The exercise price of the Warrants for each purchaser of the Units shall be calculated by subtracting $.05 from the average closing bid price of the Company's Common Stock during the 2 trading day period prior to such purchaser's delivery of cleared funds to SIGNATURE BANK, as escrowee, for this Offering, subject to a minimum exercise price of $0.10 per share (the "Strike Price"). Each warrant shall expire 5 years after their issuance date.

      ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

AUTHORIZED AND UNISSUED STOCK. Authorized but unissued shares of common stock and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

                             ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports on Form 10-KSB and 10-QSB, proxy and information statements and other forms and reports with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

     (a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

     (b) No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this information statement.

                          PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to included any Proposal in this information statement.

                        EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by our Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company below; or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

                           COMPANY CONTACT INFORMATION

All inquires regarding our Company should be addressed to our Company's principal executive office:

ADZONE RESEARCH, INC.
4062-80 Grumman Blvd.
Calverton, NY 11933
(631) 369-1100
Attention:  Charles Cardona, President

SIGNATURE

Dated May 11, 2004

/s/ Charles Cardona
----------------------------
Charles Cardona, Chairman, President and CEO

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